As filed with the Securities and Exchange Commission on June 29, 2015
Registration No. 333-189266
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
 _________________________
POST EFFECTIVE AMENDMENT NO. 1
TO
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
_____________________

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of principal executive offices)	63043 (Zip Code)

Amended and Restated SunEdison, Inc. 2010 Equity Incentive Plan
(Full title of the plans)

Martin H. Truong, Esq.
Senior Vice President, General Counsel and Secretary
SunEdison, Inc.
13736 Riverport Dr.
Maryland Heights, Missouri 63043
Phone: (314) 770-7300
(Telephone number, including area code, of agent for service)

Copies to:
Dennis M. Myers, P.C.
Kirkland & Ellis LLP
300 N. LaSalle
Chicago, Illinois 60654
(312) 862-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐

TERMINATION OF REGISTRATION

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (File No. 333-189266) (the “Registration Statement”) filed by SunEdison, Inc. (the “Company”). The Registration Statement registered shares of the Company’s common stock, par value $.01 per share (“Common Stock”), issuable pursuant to the Company’s Amended and Restated SunEdison, Inc. 2010 Equity Incentive Plan (the “2010 Plan”).
This Amendment is being filed for the sole purpose of deregistering 9,728,903 unissued shares previously registered under the Registration Statement and issuable under the 2010 Plan. The Company hereby removes from registration, by means of this Post-Effective Amendment No. 1 to the Registration Statement, 9,728,903 unissued shares of Common Stock previously registered under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Maryland Heights, State of Missouri, on June 29, 2015.

SUNEDISON, INC.
Date:	June 29, 2015	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	President, Chief Executive Officer and Director	June 29, 2015
Ahmad R. Chatila	(Principal Executive Officer)

*	Executive Vice President, Chief Administration Officer and Chief Financial Officer	June 29, 2015
Brian Wuebbels	(Principal Financial Officer and Principal Accounting Officer)

*	Director	June 29, 2015
Antonio R. Alvarez

*	Director	June 29, 2015
Peter Blackmore

*	Director	June 29, 2015
Clayton C. Daley, Jr.

*	Director	June 29, 2015
Emmanuel Hernandez

*	Director	June 29, 2015
Georganne C. Proctor

*	Director	June 29, 2015
Steven V. Tesoriere

*	Director	June 29, 2015
James B. Williams

*	Director	June 29, 2015
Randy H. Zwirn

Signature	Title	Date
*By: /s/ Martin H. Truong		June 29, 2015
Martin H. Truong, as Attorney-in-Fact